UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2022

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 5, 2022, the board of directors (the “Board”) of Titan Pharmaceuticals, Inc. (the “Company”) amended the Company’s Bylaws to effect certain enhancements to the ability of stockholders to call for a special meeting of stockholders and make changes to the composition of the Board.

Article II, Section 5 was amended to reduce the holdings required for stockholders to call a special meeting of stockholders from a majority to twenty-five percent (25%).

Article III, Section 1 was amended to enable increases in the size of the Board to be effectuated by stockholders or directors at any annual or special meeting or by stockholder action by written consent in lieu of a meeting.

Article III, Section 2 was amended to provide that Board vacancies and newly created directorships resulting from action taken by the stockholders at a meeting or by written consent in lieu thereof shall be filled initially by the stockholders.

Item 8.01. Other Events

On July 5, 2022, the Company issued a press release announcing the acceptance by the FDA of the Company’s Investigation New Drug application for nalmefene. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Amendment to Bylaws dated July 5, 2022
99.1	Press release
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2022	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Kate Beebe DeVarney
Name: Kate Beebe DeVarney, Ph.D.
Title: Chief Operating Officer and President

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